EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report on Form10-K/A of Hybrid Coating Technologies Inc. for the period ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph Kristul, Chief Executive Officer, and principal financial officer of Hybrid Coating Technologies Inc., certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) such amended Annual Report on Form 10-K/A for the year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such amended Annual Report on Form 10-K/A for the year ended December 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of Hybrid Coating Technologies Inc.

April 17, 2013

/s/ Joseph Kristul
Joseph Kristul
President and Chief Executive Officer,
(Principal executive officer principal financial and accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.